Exhibit 99.1

News Release

For Immediate Release

November 4, 2015

Sysorex Global Holdings Corp. Reports Results for the Third Quarter Ended September 30, 2015

Conference Call to be Held Today at 4:30 pm Eastern Time

Palo Alto, CA – (November 4, 2015) – Big data analytics and solutions provider Sysorex (NASDAQ: SYRX) today reported financial results for the Third Quarter ended September 30, 2015.

“Our accomplishments in the third quarter demonstrate our trend toward driving growth in our professional services, proprietary data analytics and AirPatrol products, which should inherently drive higher gross margins,” said Nadir Ali, CEO. “Our recent follow-on contract with Daruna, valued at approximately $91 million over a 15 year period, is evidence that our acquisitions and subsequent integration efforts are progressing as anticipated. We remain highly encouraged by our performance across our integrated business segments and look forward to the planned 2016 rollout of our LightMiner Analytics solution, a unique high-speed database technology which will allow clients to manage and analyze massive amounts of data in near-real time, either on premise or in the cloud,” he added.

Third Quarter Financial Highlights:

•	Q3 2015 Revenue of $14.9 Million
•	Q3 2015 Gross Margin of 30%
•	Q3 2015 GAAP net loss of $0.16 per share
•	Proforma Non-GAAP net loss[1] of $0.09 per share
•	Q3 2015 Non-GAAP Adjusted EBITDA[1] of ($1.5 Million)

Revenue: Total revenues for the three months ended September 30, 2015 were $14.9 million compared to $14.3 million for the comparable period in the prior year. The $600,000 increase in revenues, or approximately 4.2%, was primarily attributable to an increase in Professional Services revenue. Total third quarter 2015 revenue included $10.3 million of Storage and Computing revenue, $871,000 of SaaS revenue, $487,000 of Mobile, IoT and Big Data Products revenue and $3.2 million of Professional Services revenue.

Gross Profit: Total gross profit for the three months ended September 30, 2015 was $4.4 million compared to $4.3 million for the comparable period in the prior year. The gross profit margin for the three months ended September 30, 2015 was approximately 30% compared to approximately 30% for the three months ended September 30, 2014.

Net Loss: GAAP net loss attributable to common stockholders for the three months ended September 30, 2015 was $3.2 million compared to $2.5 for the prior year period. This increase of $700,000 was primarily due to an adjustment to the Airpatrol intangibles resulting in a decrease of approximately $450,000 in amortization during the three months ended September 2014. In addition we incurred approximately $125,000 more in operating expenses, approximately $174,000 more in amortization of intangibles for the LightMiner acquisition offset by approximately $113,000 more in gross margin from Professional Services sales during the three months ended September 30, 2015.

Non-GAAP net loss1: Pro-forma non-GAAP net loss1 for the three months ended September 30, 2015 was $1.8 million compared to non-GAAP net loss of $1.7 million for the comparable period in the prior year. Proforma non-GAAP net loss or income per basic and diluted common share for the three months ended September 30, 2015 was a loss of ($0.09) per share compared to a loss of ($0.08) per share for the prior year period. Non-GAAP net loss or income per share is defined as net loss or income per basic and diluted share adjusted for non-cash items including stock based compensation, amortization of intangibles and one time charges including acquisition costs, severance costs, change in the fair value of shares to be issued and the costs associated with the public offering.

Non-GAAP adjusted EBITDA1: Total Non-GAAP adjusted EBITDA for the three months ended September 30, 2015 was a loss of $1.5 million compared to a loss of $1.5 million for the prior year period. Non-GAAP adjusted EBITDA is defined as net income or loss before interest, provision for income taxes, and depreciation and amortization – adjusted for other income or expense items, one time charges including acquisition costs, severance costs, change in the fair value of shares to be issued, costs associated with the public offering, and non-cash stock-based compensation.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Third Quarter Business Highlights:

•	Secured $91 Million, 15-year Follow-on Contract With Daruna
•	Secured $1 Million AirPatrol CyberSecurity Engagement With US Government Agency
•	Secured New Systems Development Engagement With Gemini Observatory
•	Named Kevin R. Harris Chief Financial Officer
•	Secured $900,000 High Performance Computers & Systems Contract on Development of NASA Orion Spacecraft
•	Announced $5.25 Million Public Offering of Common Stock
•	Sysorex CMO Presented Talk on the "Internet of Things" at CTIA Super Mobility Conference

All results summarized in this press release (including the financial statement tables) should be considered preliminary, are qualified in their entirety by the financial statement tables included in this press release and are subject to change. Please refer to Sysorex’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which will be filed with the Securities and Exchange Commission on or about November 13, 2015.

Conference Call Information

Management will host a conference call on Wednesday, November 4, 2015, at 4:30 pm Eastern Time to review financial results and corporate highlights. Following management’s formal remarks, there will be a question and answer session.

To listen to the conference call, interested parties within the U.S. should call 1-866-652-5200. International callers should call +1-412-317-6060. All callers should ask for the Sysorex Global Holdings Corp. conference call. The conference call will also be available through a live webcast at www.sysorex.com.

A replay of the call will be available approximately one hour after the end of the call through December 7, 2015. The replay can be accessed via Sysorex’s website or by dialing 1-877-344-7529 (U.S.) or +1-412-317-0088 (international). The replay conference playback code is 10075498.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of the registrant and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Sysorex defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as the matrix in which it manages the business and Sysorex defines “Adjusted EBITDA” as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation. Sysorex defines “pro forma net loss per share” as GAAP net loss per share adjusted for stock-based compensation, amortization of intangibles and one time non-recurring charges such as severance costs, change in the fair value of shares to be issued, acquisition and offering costs.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Sysorex’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Sysorex’s results as reported under GAAP.

About Sysorex

Sysorex develops the systems and solutions that power the data-driven enterprise. With an innovative approach to big data, analytics and the Internet of Things (IoT), we blend virtual data from software and networks with the huge volume of physical data generated by mobile devices and Internet-connected things to open new worlds of insight. Our unique solutions are helping organizations worldwide improve decision making, increase productivity, and fuel the discoveries of tomorrow. Headquartered in Palo Alto, California, we have regional offices in North America, South America, Europe and the Middle East. Visit www.sysorex.com, follow us @SysorexGlobal and Link up on LinkedIn.

Sysorex Media Relations:

A. Sage Osterfeld, 760-707-0459

sage.osterfeld@sysorex.com

or

Sysorex Investor Relations:

CorProminence LLC

Scott Arnold, 516-222-2560

scotta@corprominence.com

www.corprominence.com

SYSOREX GLOBAL HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except number of shares and par value data)

	September 30,	December 31,
	2015	2014
	(Unaudited)	Audited
ASSETS
Current assets:
Cash and cash equivalents	$5,363	$3,228
Accounts receivable, net	9,073	8,225
Notes receivable, related party	—	90
Notes and other receivables	1,511	1,294
Inventory	569	610
Prepaid licenses and maintenance contracts	7,515	7,151
Other current assets	1,729	1,463
Total current assets	25,760	22,061
Prepaid licenses and maintenance contracts	6,091	6,200
Property and equipment, net	1,436	1,308
Software development costs, net	800	278
Intangible assets, net	18,217	17,676
Goodwill	13,166	13,166
Other assets	1,283	1,371
Total assets	$66,753	$62,060
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,219	$7,468
Accrued liabilities	3,443	3,299
Deferred revenue	9,177	8,689
Short-term debt	6,279	5,418
Acquisition liability - LightMiner	3,528	—
Total current liabilities	30,646	24,874
Deferred revenue	7,032	7,181
Long-term debt	1,493	100
Other liabilities	597	684
Total liabilities	39,768	32,839
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued	—	—
or outstanding
Common stock, $0.001 par value; 50,000,000 shares authorized; 25,118,648 and	25	20
19,707,262 issued and outstanding
Additional paid-in capital	57,673	52,122
Due from Sysorex Consulting Inc.	(666)	(666)
Accumulated other comprehensive income (loss)	(40)	(18)
Accumulated deficit	(28,404)	(20,641)
Stockholders’ equity	28,588	30,817
Non-controlling interest	(1,603)	(1,596)
Total stockholders’ equity attributable to common stockholders	26,985	29,221
Total liabilities and stockholders’ equity	$66,753	$62,060

SYSOREX GLOBAL HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Products	$10,706	$10,957	$34,637	$38,208
Services	4,168	3,326	12,057	9,540
Total Revenues	14,874	14,283	46,694	47,748
Cost of Revenues
Products	8,601	8,620	27,601	29,374
Services	1,885	1,388	4,962	4,068
Total Cost of Revenues	10,486	10,008	32,563	33,442
Gross Profit	4,388	4,275	14,131	14,306
Operating expenses:
Research and development	207	206	620	370
Sales and marketing	2,693	2,568	8,231	7,388
General and administrative	3,542	3,519	9,768	8,858
Acquisition related costs	13	—	200	1,195
Amortization of intangibles	1,056	443	2,938	2,020
Total operating expenses	7,511	6,736	21,757	19,831
Loss from operations	(3,123)	(2,461)	(7,626)	(5,525)
Other income (expense):
Interest expense	(120)	(95)	(340)	(307)
Other income	2	7	39	33
Change in fair value of shares to be issued	69	—	157	—
Total other income (expense)	(49)	(88)	(144)	(274)
Loss before income taxes	(3,172)	(2,549)	(7,770)	(5,799)
Provision for income taxes	—	—	—	(35)
Net loss	(3,172)	(2,549)	(7,770)	(5,834)
Net loss attributable to non-controlling interest	(4)	(6)	(7)	(104)
Net loss attributable to common stockholders	$(3,168)	$(2,543)	$(7,763)	$(5,730)
Comprehensive loss:
Net Loss	(3,172)	(2,549)	(7,770)	(5,834)
Unrealized holding loss in marketable securities including reclassification adjustment of realized gains included in net income	—	—	—	(3)
Unrealized foreign exchange loss from cumulative translation adjustments	(17)	(6)	(22)	(11)
Comprehensive loss	$(3,189)	$(2,555)	$(7,792)	$(5,848)
Net loss per basic and diluted common share	$(0.16)	$(0.13)	$(0.39)	$(0.33)
Weighted average common shares outstanding:
Basic and Diluted	19,833,000	19,624,332	19,802,035	17,592,883

SYSOREX GLOBAL HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Nine Months Ended
	September 30,
	2015	2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(7,770)	$(5,834)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	446	196
Amortization of intangible assets	2,938	2,020
Stock based compensation	885	1,279
Amortization of deferred financing costs	23	—
Change in fair value of shares to be issued	(157)	—
Compensation expense, note receivable related party	90	—
Provision for doubtful accounts	32	—
Other	(13)	(3)
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(1,098)	253
Inventory	41	(103)
Other current assets	(266)	—
Prepaid licenses and maintenance contracts	(255)	(1,916)
Other assets	67	(707)
Accounts payable	751	(2,691)
Accrued liabilities	143	(1,312)
Deferred revenue	339	2,426
Other liabilities	(88)	—
Total Adjustments	3,878	(558)
Net Cash Used in Operating Activities	(3,892)	(6,392)
Cash Flows From (Used in) Investing Activities:
Purchase of property and equipment	(254)	(311)
Proceeds from the sale of marketable securities	—	125
Investment in capitalized software	(618)	(210)
Cash paid for LightMiner	(19)	—
Loans and advances to other parties	—	(1,040)
Repayment of loans and advances to other parties	—	1,000
Acquisitions, net of cash acquired	—	(9,395)
Change in restricted cash	—	70
Net Cash Used in Investing Activities	(891)	(9,761)
Cash Flows from Financing Activities
Advances from the line of credit	923	—
Repayment of term loan	(597)	—
Advances from term loan	2,000	—
Net proceeds from issuance of common stock	4,684	18,695
Net proceeds from employee stock options exercises	—	13
Repayment of notes payable	(71)	—
Advance to related party	1	—
Repayment of borrowings	—	(1,919)
Net Cash Provided by Financing Activities	6,940	16,789
Effect of Foreign Exchange Rate on Changes on Cash	(22)	(11)
Net increase in Cash and Cash Equivalents	2,135	625
Cash and Cash Equivalents - Beginning of period	3,228	2,104
Cash and Cash Equivalents - End of period	$5,363	$2,729

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2015	2014	2015	2014
Net loss attributable to common stockholders	$(3,168)	$(2,543)	$(7,763)	$(5,730)
Adjustments:
Non-recurring one-time charges:
Acquisition transaction/financing costs	13	—	200	855
Stock-based compensation – acquisition costs	—	—	—	340
Costs associated with public offering	6	—	39	45
Other - severance costs	—	—	307	—
Change in the fair value of shares to be issued	(69)	—	(157)	—
Stock-based compensation – compensation and related benefits	391	434	885	938
Interest expense	120	95	340	307
Taxes	—	—	—	35
Depreciation and amortization	1,243	513	3,384	2,216
Adjusted EBITDA	$(1,464)	$(1,501)	$(2,765)	$(994)

	Three Months Ended		Nine Months Ended
(In thousands, except share data)	September 30,		September 30,
	2015	2014	2015	2014
Net loss attributable to common stockholders	$(3,168)	$(2,543)	$(7,763)	$(5,730)
Adjustments:
Non-recurring one-time charges:
Acquisition transaction/financing costs	13	—	200	855
Stock-based compensation – acquisition costs	—	—	—	340
Costs associated with public offering	6	—	39	45
Other - severance costs	—	—	307	—
Change in the fair value of shares to be issued	(69)	—	(157)	—
Stock-based compensation – compensation and related benefits	391	434	885	938
Amortization of intangibles	1,056	443	2,938	2,020
Proforma non-GAAP net loss	$(1,771)	$(1,666)	$(3,551)	$(1,532)
Proforma non-GAAP net loss per basic and diluted common share	$(0.09)	$(0.08)	$(0.18)	$(0.09)
Weighted average basic and diluted common shares outstanding	19,833,000	19,624,332	19,802,035	17,592,883